Exhibit 10.3

Viasat, INC.

1996 EQUITY PARTICIPATION PLAN

PERFORMANCE STOCK OPTION AGREEMENT

Grant: “Target” Number of Options “Maximum” Number of Options Grant Date: Exercise Price Per Share: $ Type of Option: Non-Qualified Stock Option	Name: Signature: Expiration Date:

Acceptance of Award:

By signing where indicated above, you agree to be bound by the terms and conditions of this Performance Stock Option Award Agreement (the “Agreement”) and the 1996 Equity Participation Plan of Viasat, Inc. (as amended from time to time, the “Plan”). You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of Options pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Human Resources Committee of the Board (the “Committee”) upon any questions relating to this Agreement and the Plan.

TERMS AND CONDITIONS OF OPTION AWARD:

1. Grant of Option.

(a) Grant of Option. In consideration of your past and/or continued employment with or service to Viasat, Inc. (the “Company”) or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date, the Company grants to you the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in this Agreement, and upon the terms and conditions set forth in the Plan and this Agreement. For the avoidance of doubt, the Option covers the “Maximum” Number of Options set forth in this Agreement, subject to the vesting and forfeiture provisions contained herein. The Option is a Non-Qualified Stock Option.

(b) Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth on the first page of this Agreement, without commission or other charge.

2. Vesting and Exercisability.

(a) Vesting and Exercisability. Subject to Sections 2(b), and 8, the Option shall become vested and exercisable in such amounts and at such times as are set forth in Exhibit A.

(b) Expiration of Option. Subject to Section 10.3 of the Plan, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)
The expiration of six years from the Grant Date;
(ii)
The expiration of three months following the date of your Termination of Service (as defined below), unless such termination occurs by reason of your death, Permanent Disability (as defined below) or discharge for Cause (as defined below), or you die within said three-month period;
(iii)
The expiration of one year following the date of your Termination of Service if your termination is by reason of your death or Permanent Disability (as defined below) or you die within the three-month period following your Termination of Service; or
(iv)
The date of your Termination of Service as a result of your discharge for Cause.

For purposes of this Agreement, “Cause,” unless otherwise defined in an employment, services, severance, change in control or other compensation agreement between you and the Company or any Subsidiary, shall mean your substantial failure to perform duties as an Employee, Director or consultant, dishonesty, fraud, gross negligence or misconduct against the Company or any Subsidiary or affiliate, unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary or affiliate, or conviction of, or plea of nolo contendere to, a crime punishable by law (except misdemeanor violations), in each case as determined by the Committee, and its determination shall be final and binding.

For purposes of this Agreement, “Termination of Service” means the last to occur of your Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. You shall not be deemed to have a Termination of Service merely because of a change in the capacity in which you render service to the Company or any Subsidiary (i.e., you are an Employee and become a consultant) or a change in the entity for which you render such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service you are no longer serving as an Employee, Director or consultant of the Company or any Subsidiary.

For purposes of this Agreement, “Permanent Disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least twelve (12) months, as reasonably determined by the Committee, in its discretion.

3. Exercise of Option.

(a) Partial Exercise. Subject to Section 2(a), any vested and exercisable portion of the Option or the entire Option, if then wholly vested and exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2(b); provided, however, that each partial exercise shall be for not less than one share of Common Stock and shall be for whole shares only.

(b) Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2(b):

(i) An Exercise Notice signed or electronically accepted by you or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice in such form as is prescribed by the Committee and complying with all applicable rules established by the Committee; and

(ii) Subject to Section 5.2(d) of the Plan, the receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, which may be in one of the following forms of consideration:

(A) By cash or check payable to the Company; or

(B) With the consent of the Committee, by delivery of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(C) With the consent of the Committee such payment may be made, in whole or in part, through the delivery of shares of Common Stock owned by you, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof and held by you for such period of time (if any) as may be necessary to avoid adverse accounting consequences; or

(D) Through the delivery of a notice that you have placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(E) With the consent of the Committee, through the delivery of property of any kind which constitutes good and valuable consideration; or

(F) Subject to any applicable laws, any combination of the consideration provided in the foregoing paragraphs (A) through (E); and

(iii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and book entries and issuing stop-transfer notices to agents and registrars; and

(iv) The receipt by the Company of payment of any applicable withholding tax, which may be in the form of consideration permitted under Section 3(b)(ii), subject to Section 3(d) below and Section 10.4 of the Plan; and

(v) In the event the Option or portion thereof shall be exercised by any person or persons other than you, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

(c) Rights as Stockholder; Issuance of Shares. Neither you nor any person claiming under or through you shall be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares have been issued by the Company or book entries evidencing such shares have been made by the Company. The issuance of shares of Common Stock pursuant to exercise of the Option is subject to the conditions set forth in Section 5.3 of the Plan.

(d) Tax Withholding.

(i) The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable Federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting of the Option, the exercise of the Option and/or receipt of the shares of Common Stock upon exercise of the Option.

(ii) The Company may refuse to honor the exercise of the Option and/or refuse to issue any Common Stock upon exercise of your Option to you until your tax withholding obligations are satisfied. To the maximum extent permitted by law, the Company has the right to retain without notice from shares issuable under this Agreement or from salary payable to you, shares or cash having a value sufficient to satisfy your tax withholding obligation.

4. Option Not Transferable.

(a)
The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of you or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)
During your lifetime, only you may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a QDRO. After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2(b), be exercised by your personal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Shares issued upon the exercise of the Option shall be issued to you, at the sole discretion of the Committee, in either (i) uncertificated form, with the shares recorded in your name in the books and records of the Company’s transfer agent with appropriate notations regarding any restrictions imposed pursuant to this Agreement, or (ii) certificate form. The share certificate or certificates or book entry evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b) You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)
The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

6. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company's principal executive office, and any notice to be given to you shall be addressed to you at the most recent address in the Company's payroll records. By a notice given pursuant to this Section 6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to you shall, if you are then deceased, be given to the person entitled to exercise the Option pursuant to Section 4(b) by written notice under this Section 6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

7. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

8. Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9. Amendments. This Agreement may not be modified, amended or terminated except by a written instrument, signed or electronically accepted by you or such other person as may be permitted to exercise the Option pursuant to Section 4(b) and by a duly authorized representative of the Company.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon you and your heirs, executors, administrators, successors and assigns.

11. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.

13. No Effect on Employment. Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon you the right to continue in the employ or service of the Company or any Subsidiary.

14. Plan Governs. This Option award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Options under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Options or benefits in lieu of Options in the future. Future awards of Options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

15. Governing Law and Venue.

(a) The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions, as provided in the Plan.

(b) For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this grant is made and/or to be performed.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Grantee.

20. Clawback Provisions. This Option award (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by you upon receipt or exercise of this Option award or upon the receipt or resale of any shares of Common Stock underlying this Option award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), as and to the extent set forth in such clawback policy or the applicable award agreement. No recovery of compensation under such a clawback policy will be an event giving rise to a right for you to resign for “good reason” (or similar term) under this Option award or any other agreement with the Company or any affiliate.

EXHIBIT A

vesting and EXERCISABILITY schedule

Capitalized terms used in this Exhibit A and not defined in Section 5 below shall have the meanings given them in the Agreement to which this Exhibit A is attached.

1.
Options Must Be Vested and Exercisable. You shall be able to exercise your Options but only to the extent such Options have both (a) become Performance-Vested Options (as defined below) pursuant to the performance vesting in Section 3, and (b) Time-Vested Options (as defined below) pursuant to the time-based vesting in Section 2.
2.
Time-Based Vesting. Subject to the conditions and limitations on exercisability of the Option award set forth in Section 3 below, such percentage of the Performance-Vested Options shall also be considered “Time-Vested Options” as is determined pursuant to this Section 2:
(a)
Time-Based Vesting. Subject to clauses 2(b) and 2(c) below, one-third (1/3rd) of those Options that become Performance-Vested Options, if any, shall become Time-Vested Options on each of the first three anniversaries of the Grant Date (each, an “Annual Vesting Date”), subject to your continued employment or service with the Company or a Subsidiary through each applicable Annual Vesting Date; provided, however, in the event a Stock Price Hurdle is first achieved on or after the first Annual Vesting Date but prior to the second and/or third Annual Vesting Dates, any Options that become Performance-Vested Options as a result of achieving such Stock Price Hurdle that would have become Time-Vested Options under the foregoing vesting schedule prior to achievement of such Stock Price Hurdle will become Time-Vested Options on the first Annual Vesting Date following the achievement of such Stock Price Hurdle. For example, if the “Threshold” Stock Price Hurdle ($[____]) is achieved prior to the first Annual Vesting Date, a number of Options equal to seventy percent (70%) of the “Target” Number of Options will become Performance-Vested Options and will become Time-Vested Options in three (3) equal installments on each of the three Annual Vesting Dates. If, after the first Annual Vesting Date but prior to the second Annual Vesting Date, the “Target” Stock Price Hurdle is achieved ($[____]), an additional number of Options equal to thirty percent (30%) of the “Target” Number of Options will become Performance-Vested Options for a cumulative performance-vested percentage of one hundred percent (100%), an additional one-third of the Performance-Vested Options earned by achieving the “Threshold” Stock Price Hurdle ($[____]) will become Time-Vested Options on the second Annual Vesting Date, and two-thirds of the incremental Performance-Vested Options earned by achieving the “Target” Stock Price Hurdle ($[____]) will become Time-Vested Options on the second Annual Vesting Date, subject to your continued employment or service with the Company or a Subsidiary through such Annual Vesting Date.

(b) Effect of Termination Due to Death or Permanent Disability. Notwithstanding Section 2(a) above, in the event of your Termination of Service as a result of your death or Permanent Disability, one hundred percent (100%) of the Options that are Performance-Vested Options as of the date of your Termination of Service, if any, shall become Time-Vested Options and shall be vested and exercisable on the date of your Termination of Service.

(c) Effect of Other Terminations. Notwithstanding Section 2(a) above, in the event of your Termination of Service for any reason other than your death or Permanent Disability, such percentage of the Performance-Vested Options, if any, as were Time-Vested Options pursuant to this Section 2 as of the date of your Termination of Service shall be vested and exercisable on the date of your Termination of Service and no additional Options shall become Time-Vested Options thereafter; provided, however, that the Option shall be subject to any accelerated vesting as may be provided in any employment, services, severance, change in control or other compensation agreement between you and the Company, which accelerated vesting shall increase the percentage of Time-Vested Options, if any, under this Agreement; provided, further, that, to the extent any such agreement between you and the Company provides for accelerated vesting upon your termination without “cause” or resignation for “good reason” (each as defined in any such agreement), such accelerated vesting shall only apply to the extent (i) your termination without “cause” occurs on or after the Grant Date, or (ii) the circumstances giving rise to “good reason” first occur on or after the Grant Date; and provided, further, that, in addition to the foregoing, to the extent any such agreement between you and the Company provides for accelerated vesting upon your termination without “cause” or resignation for “good reason” following a “change in control” (each as defined in any such agreement), such accelerated vesting shall only apply to the extent a “change in control” occurs on or after the Grant Date and will not apply to any “change in control” that occurred prior to the Grant Date (including, without limitation, the consummation of the transactions contemplated by that certain Share Purchase Agreement relating to Connect Topco Limited, between the Investor Sellers, the Management Sellers, the Optionholder Sellers, and the Company, dated November 8, 2021). Any employment, services, severance, change in control or other compensation agreement between you and the Company is hereby amended to be consistent with the foregoing.

3.
Performance Vesting. Subject to the time-vesting provisions of Section 2 above and clauses (a), (b) and (c) below, the Option shall become “Performance-Vested Options” based on the Company’s Stock Price during the Performance Period as follows:
(a)
If the Stock Price equals or exceeds a Stock Price Hurdle set forth in column (a) in the table below (each such hurdle, a “Stock Price Hurdle”) during the Performance Period, such number of Options shall become Performance-Vested Options as of such date as is determined by multiplying (i) the Stock Price Achievement Percentage set forth opposite the applicable Stock Price Hurdle under column (b) in the table below by (ii) the “Target” Number of Options. In no event will any portion of the Option become Performance-Vested Options unless and until the “Threshold” Stock Price Hurdle is achieved. Any portion of the Option that becomes Performance-Vested Options during the Performance Period shall only become exercisable to the extent such Performance-Vested Options also become Time-Vested Options. In the event of a change in capitalization or other adjustment event contemplated by Section 10.3 of the Plan, the Stock Price Hurdles shall be equitably adjusted.

Achievement	Stock Price Hurdle (a)	Stock Price Achievement Percentage (b)
Below Threshold	Less than $[____]	0%
Threshold	$[____]	70%
Target	$[____]	100%
Maximum	$[____]	250%

(b)
(i) Notwithstanding anything to the contrary in this Exhibit A, the portion of the Option that are considered Performance-Vested Options as a result of achievement of any Stock Price Hurdle or a Change in Control shall be inclusive of (and shall not duplicate) any portion of the Option that has previously become Performance-Vested Options upon achieving a prior Stock Price Hurdle, such that in no event shall the number of Options that are considered Performance-Vested Options upon the achievement of a Stock Price Hurdle or upon a Change in Control exceed (i) the Stock Price Achievement Percentage set forth opposite the applicable Stock Price Hurdle in column (b) of the table above (or as determined under Section 3(c) in the event of a Change in Control) multiplied by (ii) the “Target” Number of Options. For example, if the “Threshold” Stock Price Hurdle ($[____]) is achieved, a number of Options equal to seventy percent (70%) of the “Target” Number of Options will become Performance-Vested Options, and if the “Target” Stock Price Hurdle ($[____]) is later achieved, an additional number of Options equal to thirty percent (30%) of the “Target” Number of Options will become Performance-Vested Options, for a cumulative performance-vested percentage of one hundred percent (100%) at the time the “Target” Stock Price Hurdle is achieved.

(ii)
For the avoidance of doubt, (A) each Stock Price Hurdle may be achieved only once during the Performance Period and (B) more than one Stock Price Hurdle may be achieved on a particular date. For example, if the “Target” Stock Price Hurdle is achieved but the Stock Price drops below the “Target” Stock Price Hurdle ($[____]) and again exceeds the “Target” Stock Price Hurdle ($[____]) at a later date, no additional portion of the Option will become Performance-Vested Options because a number of Options equal to (i) one hundred percent (100%) multiplied by (ii) the “Target” Number of Options have already become Performance-Vested Options.

(c) (i) Notwithstanding Sections 3(a) and 3(b) above, in the event of a Change in Control on or after the Grant Date and prior to October 9, [insert grant year + 3], the number of Performance-Vested Options shall be determined as of immediately prior to such Change in Control and shall be determined by multiplying (A) the “Target” Number of Options subject to this Agreement by (B) the greater of (1) one hundred percent (100%) or (2) the Stock Price Achievement Percentage determined as of the date of the Change in Control based on the Stock Price on such date. In the event that the Stock Price achieved in connection with a Change in Control is above the “Threshold” Stock Price Hurdle but falls between two Stock Price Hurdles, the number of Options that will be considered Performance-Vested Options will be determined by linear interpolation between performance levels.

(ii) In the event of a Change in Control on or after the Grant Date but prior to the date on which all of the Performance-Vested Options have also become Time-Vested Options pursuant to Section 2 above, you shall continue to be eligible to vest in such Performance-Vested Options pursuant to Section 2 following the date of such Change in Control.

4.
Forfeiture. Any portion of this Option award and any Options which do not become (or are no longer eligible to become) Time-Vested Options and/or Performance-Vested Options as a result of your Termination of Service prior to the third anniversary of the Grant Date or as a result of less than the “Maximum” Number of Options subject to this Option award becoming Performance-Vested Options during the Performance Period shall automatically and without further action be cancelled and forfeited by you on the date of your Termination of Service or the end of the Performance Period, as applicable, and you shall have no further right or interest in or with respect to such portion of this Option award. In no event will more than the “Maximum” Number of Options subject to this Option award vest and become exercisable pursuant to this Exhibit A.

5. Definitions. For purposes of this Exhibit A, the following terms shall have the meanings given below:

(a)
“Change in Control” shall mean and include each of the following:

(i) A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than forty percent (40%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) The individuals who, as of the Grant Date are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this definition, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing forty percent (40%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 4(b)(iii)(B) as beneficially owning forty percent (40%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(b)
“Performance Period” means the period beginning on November 1, [insert grant year] and ending on the earlier to occur of (i) October 9, [insert grant year + 3], or (ii) the date of a Change in Control occurring after the Grant Date.
(c)
“Stock Price” means, as of any given date, the forty-five (45) calendar day trailing average market closing price of the Company’s Common Stock ending on and including such date; provided, however, in the event of a Change in Control, the “Stock Price” shall mean the price per share of the Company’s Common Stock paid by the acquirer in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquirer or its affiliate, then Stock Price shall mean the value of the consideration paid per share of Common Stock based on the average of the closing trading prices of a share of such acquirer stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs, unless otherwise determined by the Committee in connection with valuing any shares that are not publicly traded; provided, further, that, for purposes of determining the Stock Price as a result of a Change in Control, the Stock Price in the event of a Change in Control shall be measured without regard to the forty-five (45) calendar day period described above.